Exhibit 99.1

EastGroup Properties Announces
Second Quarter 2026 Results

Quarter Highlights

•Net Income Attributable to Common Stockholders of $1.40 Per Diluted Share for Second Quarter 2026 Compared to $1.20 Per Diluted Share for Second Quarter 2025 (Gains on Sales of Real Estate Investments were $5 Million, or $0.10 Per Diluted Share, in Second Quarter 2026; There Were No Sales in Second Quarter 2025)
•Funds from Operations (“FFO”), Excluding Gain on Involuntary Conversion and Business Interruption Claims, of $2.36 Per Diluted Share for Second Quarter 2026 Compared to $2.21 Per Diluted Share for Second Quarter 2025, an Increase of 6.8%
•Same Property Net Operating Income for the Same Property Pool, Excluding Income From Lease Terminations, Increased 6.2% on a Straight-Line Basis and 8.3% on a Cash Basis for Second Quarter 2026 Compared to the Same Period in 2025
•Operating Portfolio was 96.8% Leased and 95.6% Occupied as of June 30, 2026; Average Month-End Occupancy of Operating Portfolio was 95.6% for Second Quarter 2026 as Compared to 95.9% for Second Quarter 2025
•Rental Rates on New and Renewal Leases Increased an Average of 34.1% on a Straight-Line Basis
•Raised Approximately $160 Million Pursuant to the Company’s Continuous Common Equity Offering Program at a Weighted Average Price of $203.15
•Transferred Four Development Projects Containing 669,000 Square Feet which are 100% Leased to the Operating Portfolio
•Started Construction of Two Development Projects Located in Charlotte and Houston Totaling 347,000 Square Feet with Projected Total Costs of Approximately $39 Million
•Signed 16 Leases on Active Development and First Generation Development Properties From April 1, 2026 through July 21, 2026, Totaling Approximately 1,101,000 Square Feet
•Subsequent to Quarter-End, Acquired an Operating Property in Phoenix Containing 143,000 Square Feet for Approximately $28 Million and Under Contract to Acquire an Operating Property in Austin Containing Five Multi-Tenant Buildings Totaling 388,000 Square Feet for Approximately $83 Million

JACKSON, MISSISSIPPI, July 22, 2026 - EastGroup Properties, Inc. (NYSE: EGP) (the “Company”, “we”, “us” or “EastGroup”) announced today the results of its operations for the three and six months ended June 30, 2026.

Commenting on EastGroup’s performance, Marshall Loeb, CEO, stated, “The team and the portfolio have performed ahead of expectations this year. The leasing environment has ‘normalized’ compared to the protracted decision making we experienced much of last year. Looking beyond the current environment, I remain bullish on the continuing external trends benefitting our shallow bay, last mile, high-growth market portfolio.”

Reid Dunbar, President, added, “Record leasing activity this quarter reflects the continued strength of demand across our markets and has enabled us to steadily increase our full-year development guidance, and we are now projecting $325 million of starts for 2026. As we have said before, our developments are pulled by market demand, and the leasing progress we are seeing today supports both near-term execution and long-term value creation.”

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601.354.3555 | www.eastgroup.net

EARNINGS PER SHARE

Three Months Ended June 30, 2026
On a diluted per share basis, earnings per common share (“EPS”) were $1.40 for the three months ended June 30, 2026, compared to $1.20 for the same period of 2025. The increase in EPS was primarily due to the following:
•The Company’s property net operating income (“PNOI”) was $142,916,000 ($2.66 per diluted share) for the three months ended June 30, 2026, as compared to $129,184,000 ($2.46 per diluted share) for the same period of 2025, which was an increase of $0.20 per diluted share.
•EastGroup recognized gains on sales of real estate investments of $5,189,000 ($0.10 per diluted share) during the three months ended June 30, 2026. There were no sales during the three months ended June 30, 2025.

The increase in EPS was partially offset by the following:
•Depreciation and amortization expense was $56,406,000 ($1.05 per diluted share) for the three months ended June 30, 2026, as compared to $53,012,000 ($1.01 per diluted share) for the same period of 2025, which was an increase of $0.04 per diluted share.
•General and administrative expense was $7,207,000 ($0.13 per diluted share) for the three months ended June 30, 2026, as compared to $5,290,000 ($0.10 per diluted share) for the same period of 2025, which was an increase of $0.03 per diluted share.
•Interest expense was $8,990,000 ($0.17 per diluted share) for the three months ended June 30, 2026, as compared to $7,690,000 ($0.15 per diluted share) for the same period of 2025, which was an increase of $0.02 per diluted share.
•Weighted average shares outstanding increased by 1,204,000 shares on a diluted basis for the three months ended June 30, 2026, as compared to the same period of 2025.

Six Months Ended June 30, 2026
EPS for the six months ended June 30, 2026 were $3.17 per diluted share, as compared to $2.35 per diluted share for the same period of 2025. The increase in EPS was primarily due to the following:

•PNOI was $282,936,000 ($5.27 per diluted share) for the six months ended June 30, 2026, as compared to $255,362,000 ($4.88 per diluted share) for the same period of 2025, which was an increase of $0.39 per diluted share.
•EastGroup recognized gains on sales of real estate investments of $30,074,000 ($0.56 per diluted share) during the six months ended June 30, 2026. There were no sales during the six months ended June 30, 2025.

The increase in EPS was partially offset by the following:
•Depreciation and amortization expense was $111,903,000 ($2.09 per diluted share) for the six months ended June 30, 2026, as compared to $105,532,000 ($2.02 per diluted share) for the same period of 2025, which was an increase of $0.07 per diluted share.
•Interest expense was $18,069,000 ($0.34 per diluted share) for the six months ended June 30, 2026, as compared to $15,715,000 ($0.30 per diluted share) for the same period of 2025, which was an increase of $0.04 per diluted share.
•General and administrative expense was $14,823,000 ($0.28 per diluted share) for the six months ended June 30, 2026, as compared to $13,244,000 ($0.25 per diluted share) for the same period of 2025, which was an increase of $0.03 per diluted share.
•Weighted average shares outstanding increased by 1,361,000 shares on a diluted basis for the six months ended June 30, 2026, as compared to the same period of 2025.

FUNDS FROM OPERATIONS AND PROPERTY NET OPERATING INCOME

Three Months Ended June 30, 2026
For the three months ended June 30, 2026, funds from operations attributable to common stockholders (“FFO”) and FFO, Excluding Gain on Involuntary Conversion and Business Interruption Claims, were $2.36 per diluted share compared to $2.21 per diluted share during the same period of 2025, an increase of 6.8%.

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601.354.3555 | www.eastgroup.net

PNOI increased by $13,732,000, or 10.6%, during the three months ended June 30, 2026, compared to the same period of 2025. PNOI increased $7,644,000 due to same property operations (based on the same property pool), $3,561,000 due to newly developed and value-add properties, and $2,965,000 due to 2025 and 2026 acquisitions. PNOI decreased $671,000 due to operating properties sold in 2025 and 2026.

Same PNOI, Excluding Income from Lease Terminations, increased 6.2% on a straight-line basis for the three months ended June 30, 2026, compared to the same period of 2025; on a cash basis (excluding straight-line rent adjustments and amortization of above/below market rent intangibles), Same PNOI increased 8.3%.

On a straight-line basis, rental rates on new and renewal leases signed during the three months ended June 30, 2026 (representing 4.5% of the operating portfolio’s square footage) increased an average of 34.1%.

Six Months Ended June 30, 2026
FFO for the six months ended June 30, 2026, were $4.70 per diluted share compared to $4.37 per diluted share during the same period of 2025, an increase of 7.6%.

FFO, Excluding Gain on Involuntary Conversion and Business Interruption Claims, were $4.66 per diluted share for the six months ended June 30, 2026, compared to $4.33 per diluted share for the same period of 2025, an increase of 7.6%.

PNOI increased by $27,574,000, or 10.8%, during the six months ended June 30, 2026, compared to the same period of 2025. PNOI increased $16,434,000 due to same property operations (based on the same property pool), $6,264,000 due to newly developed and value-add properties, and $5,623,000 due to 2025 and 2026 acquisitions. PNOI decreased $1,043,000 due to operating properties sold in 2025 and 2026.

Same PNOI, Excluding Income from Lease Terminations, increased 6.8% on a straight-line basis for the six months ended June 30, 2026, compared to the same period of 2025; on a cash basis (excluding straight-line rent adjustments and amortization of above/below market rent intangibles), Same PNOI increased 8.8%.

On a straight-line basis, rental rates on new and renewal leases signed during the six months ended June 30, 2026 (representing 7.8% of the operating portfolio’s square footage) increased an average of 35.2%.

The same property pool for the three and six months ended June 30, 2026 includes properties which were included in the operating portfolio for the entire period from January 1, 2025 through June 30, 2026; this pool is comprised of properties containing 58,269,000 square feet.

FFO, FFO Excluding Gain on Involuntary Conversion and Business Interruption Claims, PNOI, and Same PNOI are non-GAAP financial measures, which are defined under Definitions later in this release.  Reconciliations of Net Income to PNOI and Same PNOI, and Net Income Attributable to EastGroup Properties, Inc. Common Stockholders to FFO and FFO, Excluding Gain on Involuntary Conversion and Business Interruption Claims, are presented in the attached schedule “Reconciliations of GAAP to Non-GAAP Measures.”

ACQUISITIONS AND DISPOSITIONS

Subsequent to June 30, 2026, EastGroup closed on the acquisition of Airgate in Phoenix for approximately $28,000,000. The industrial building contains 143,000 square feet, which is 100% leased to a single tenant. This acquisition expands the Company’s portfolio in the Phoenix market to 3,661,000 square feet.

EastGroup is under contract to acquire a property in the Northeast submarket of Austin for approximately $83,000,000. The property includes five buildings containing 388,000 square feet, is currently 92% leased to nine tenants, and increases the Company’s ownership in Austin to 2,273,000 square feet. The closing is expected to occur in the third quarter of 2026.

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601.354.3555 | www.eastgroup.net

As previously announced, in April 2026, the Company closed on the disposition of Beach Commerce Center, a 46,000 square foot building in Jacksonville. The property was sold for $7,000,000 resulting in a gain of $5,189,000. Gains on sales of real estate investments are excluded from FFO.

Subsequent to quarter-end, the Company sold a 6.9 acre parcel of land in Miami for approximately $14,000,000. A gain of approximately $5,000,000 is expected to be recognized during the three months ended September 30, 2026; this gain will be excluded from FFO.

DEVELOPMENT AND VALUE-ADD PROPERTIES

During the second quarter of 2026, EastGroup began construction of two development projects containing 347,000 square feet located in Charlotte and Houston, with projected total costs of $39,200,000.

The development projects started during the six months ended June 30, 2026 are detailed in the table below:

Development Projects Started During the Six Months Ended June 30, 2026	Location	Size	Anticipated Conversion Date	Projected Total Costs
		(Square feet)		(In thousands)
Country Club 5 Expansion (1)	Tucson, AZ	100,000	04/2027	$10,600
Crossroads 3	Tampa, FL	156,000	10/2027	26,900
Grand West Crossing 3 & 4	Houston, TX	128,000	02/2028	18,900
Skyway 3	Charlotte, NC	156,000	03/2028	20,400
World Houston 48	Houston, TX	191,000	03/2028	18,800
Schertz Summit Park 1 & 2	San Antonio, TX	202,000	07/2028	27,700
Total Development Projects Started		933,000		$123,300

(1) 100% pre-leased expansion of an existing building that currently contains 305,000 square feet.

At June 30, 2026, EastGroup’s development and value-add program consisted of 17 projects (3,175,000 square feet) in 12 markets. The projects, which were collectively 22% leased as of July 21, 2026, have a projected total cost of $486,800,000, of which $175,105,000 remained to be invested as of June 30, 2026.

During the second quarter of 2026, EastGroup transferred four projects to the operating portfolio (at the earlier of 90% occupancy or one year after completion). The projects, which are located in Houston, Austin and Los Angeles, contain 669,000 square feet and were collectively 100% leased as of July 21, 2026.

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601.354.3555 | www.eastgroup.net

The development projects transferred to the operating portfolio during the six months ended June 30, 2026 are detailed in the table below:

Development and Value-Add Properties Transferred to the Operating Portfolio During the Six Months Ended June 30, 2026	Location	Size	Conversion Date	Cumulative Cost as of 6/30/26	Percent Leased as of 7/21/26
		(Square feet)		(In thousands)

Denton 35 Exchange 1 & 2	Dallas, TX	244,000	02/2026	$33,194	100%
Skyway 1 & 2	Charlotte, NC	318,000	03/2026	37,783	79%
Grand West Crossing 2	Houston, TX	97,000	04/2026	11,183	100%
Texas Avenue 1 & 2	Austin, TX	129,000	04/2026	21,770	100%
World Houston 46	Houston, TX	181,000	04/2026	17,062	100%
Dominguez (1)	Los Angeles, CA	262,000	06/2026	7,834	100%
Total Projects Transferred		1,231,000		$128,826	95%

Projected Stabilized Yield (2)	9.4%

(1) Represents a redevelopment project.
(2) Weighted average yield based on projected stabilized annual property net operating income on a straight-line basis at 100% occupancy divided by projected total costs. The projected stabilized yield excluding the redevelopment project is 7.6%.

DIVIDENDS

EastGroup declared a cash dividend of $1.55 per share of common stock in the second quarter of 2026, which was paid on July 15, 2026. This was the Company’s 186th consecutive quarterly cash distribution to shareholders. The Company has increased or maintained its dividend for 33 consecutive years and has increased it 30 years over that period, including increases in each of the last 14 years. The annualized dividend rate of $6.20 per share represents a dividend yield of 2.8% based on the closing stock price of $221.34 on July 21, 2026.

FINANCIAL STRENGTH AND FLEXIBILITY

EastGroup continues to maintain a strong and flexible balance sheet.  Debt-to-total market capitalization was 12.9% at June 30, 2026.  The Company’s interest and fixed charge coverage ratio was 15.1x and 14.9x for the three and six months ended June 30, 2026, respectively. The Company’s ratio of debt to earnings before interest, taxes, depreciation and amortization for real estate (“EBITDAre”) was 3.0x for both the three and six months ended June 30, 2026. EBITDAre and the Company’s interest and fixed charge coverage ratio are non-GAAP financial measures defined under Definitions later in this release. Refer to the schedule “Reconciliations of GAAP to Non-GAAP Measures” attached for the calculation of the Company’s interest and fixed charge coverage ratio, the debt to EBITDAre ratio, and the reconciliation of Net Income to EBITDAre.

During the three months ended June 30, 2026, the Company entered into forward equity sale agreements with respect to 788,321 shares of common stock with an initial weighted average forward price of $203.15 per share and approximate gross sales proceeds of $160,144,000 based on the initial forward price. The Company did not receive any proceeds from the sale of common shares by the forward purchasers at the time it entered into forward equity sale agreements. As of July 21, 2026, EastGroup had 1,040,457 shares of common stock available for settlement prior to the expiration of the applicable settlement periods ranging from March to June 2027, for approximate net proceeds of $207,051,000, based on a weighted average forward price of $199.00 per share.

OUTLOOK FOR 2026

We now estimate EPS for 2026 to be in the range of $5.83 to $5.97 and FFO per share attributable to common stockholders for 2026 to be in the range of $9.52 to $9.66. The table below reconciles projected net income attributable to common stockholders to projected FFO. The Company is providing a projection of estimated net income attributable to common stockholders in order to meet the disclosure requirements of the U.S. Securities and Exchange Commission.
400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601.354.3555 | www.eastgroup.net

EastGroup’s projections are based on management’s current beliefs and assumptions about our business, the industry and the markets in which we operate; there are known and unknown risks and uncertainties associated with these projections. We assume no obligation to update publicly any forward-looking statements, including our Outlook for 2026, whether as a result of new information, future events or otherwise. Please refer to the “Forward-Looking Statements” disclosures included in this earnings release and “Risk Factors” disclosed in our annual and quarterly reports filed with the Securities and Exchange Commission for more information.

The following table presents the guidance range for 2026:

	Low Range		High Range
	Q3 2026	Y/E 2026	Q3 2026	Y/E 2026
	(In thousands, except per share data)

Net income attributable to common stockholders	$70,130	313,100	74,432	320,622
Depreciation and amortization	57,586	228,280	57,586	228,280
Gain on sales of real estate investments and non-operating real estate	—	(30,074)	—	(30,074)
Funds from operations attributable to common stockholders*	$127,716	511,306	132,018	518,828

Weighted average shares outstanding — Diluted	53,786	53,726	53,786	53,726
Per share data (diluted):
Net income attributable to common stockholders	$1.30	5.83	1.38	5.97
Funds from operations attributable to common stockholders	2.37	9.52	2.45	9.66
*This is a non-GAAP financial measure. Please refer to Definitions.

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601.354.3555 | www.eastgroup.net

The following assumptions were used for the mid-point:

Metrics	Revised Guidance for Year 2026	April Earnings Release Guidance for Year 2026	Actual for Year 2025
FFO per share	$9.52 - $9.66	$9.46 - $9.66	$8.98
FFO per share increase over prior year	6.8%	6.5%	7.5%
FFO per share, excluding gain on involuntary conversion and business interruption claims	$9.48 - $9.62	$9.42 - $9.62	$8.95
FFO per share increase over prior year, excluding gain on involuntary conversion and business interruption claims	6.7%	6.4%	7.7%
Same PNOI growth: cash basis (1)	6.3% - 7.3% (2)	5.7% - 6.7% (2)	6.7%
Average month-end occupancy — Operating portfolio	95.3% - 96.1%(3)	95.0% - 96.0%	95.9%
Average month-end occupancy — Same property pool	96.3% - 97.1% (2)	95.9% - 96.9% (2)	96.5%
Development starts:
Square feet	2.2 million	1.8 million	1.4 million
Projected total investment	$325 million	$265 million	$179 million
Operating property acquisitions	$215 million	$160 million	$143 million
Operating property dispositions (Potential gains on dispositions are not included in the projections)	$75 million	$75 million	$4 million
Gross capital proceeds (4)	$300 million	$300 million	$517 million
General and administrative expense	$26.7 million	$26.3 million	$24.0 million

(1) Excludes straight-line rent adjustments, amortization of market rent intangibles for acquired leases, and income from lease terminations.
(2) Includes properties which have been in the operating portfolio since 1/1/25 and are projected to be in the operating portfolio through 12/31/26; includes 58,047,000 square feet.
(3) Represents estimated average month-end occupancy from January-December 2026. Average month-end occupancy for July-September 2026 is estimated to be between 95.2%-96.0%.
(4) Gross capital proceeds includes proceeds raised from external sources, such as new long-term debt or equity issuances; excludes borrowings on unsecured bank credit facilities.

DEFINITIONS

Net income is used by the Company’s management as the primary measure of operating results in making decisions. Investor and industry analysts primarily utilize two supplemental operating performance measures in analyzing operating results, which include: (1) funds from operations attributable to common stockholders (“FFO”), including FFO as adjusted as described below, and (2) property net operating income (“PNOI”), as defined below.

FFO is computed in accordance with standards established by the National Association of Real Estate Investment Trusts, Inc. (“Nareit”).  Nareit’s guidance allows preparers an option as it pertains to whether gains or losses on sale, or impairment charges, on real estate assets incidental to a real estate investment trust’s (“REIT’s”) business are excluded from the calculation of FFO. EastGroup has made the election to exclude activity related to such assets that are incidental to our business. FFO is calculated as net income (loss) attributable to common stockholders computed in accordance with U.S. generally accepted accounting principles (“GAAP”), excluding gains and losses from sales of real estate property (including other assets incidental to the Company’s business) and impairment losses, adjusted for real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

FFO, Excluding Gain on Involuntary Conversion and Business Interruption Claims, is calculated as FFO (as defined above), adjusted to exclude gains on involuntary conversion and business interruption claims. The Company believes that this exclusion presents a more meaningful comparison of operating performance across periods.

PNOI is defined as Income from real estate operations less Expenses from real estate operations (including market-based internal management fee expense) plus the Company’s share of income and property operating expenses from
400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601.354.3555 | www.eastgroup.net

its less-than-wholly-owned real estate investments. EastGroup sometimes refers to PNOI from Same Properties as “Same PNOI” in this press release and the accompanying reconciliation; the Company also presents Same PNOI Excluding Income from Lease Terminations. The Company presents Same PNOI and Same PNOI, Excluding Income from Lease Terminations, as a property-level supplemental measure of performance used to evaluate the performance of the Company’s investments in real estate assets and its operating results on a same property basis. The Company believes it is useful to evaluate Same PNOI, Excluding Income from Lease Terminations, on both a straight-line and cash basis. The straight-line basis is calculated by averaging the customers’ rent payments over the lives of the leases; GAAP requires the recognition of rental income on a straight-line basis. The cash basis excludes adjustments for straight-line rent and amortization of market rent intangibles for acquired leases; cash basis is an indicator of the rents charged to customers by the Company during the periods presented and is useful in analyzing the embedded rent growth in the Company’s portfolio. “Same Properties” is defined as operating properties owned during the entire current period and prior year reporting period. Operating properties are stabilized real estate properties (land including building and improvements) that make up the Company’s operating portfolio. Properties developed or acquired are excluded from the same property pool until held in the operating portfolio for both the current and prior year reporting periods. Properties sold during the current or prior year reporting periods are also excluded. A key component of the change in PNOI is the rental rate change on new and renewal leases. The Company calculates rental rate changes on new and renewal leases on a cash basis and straight-line basis. The cash basis rental changes are calculated as the difference, weighted by square feet, of the annualized base rent due the first month of the new lease’s term and the annualized base rent of the rent due the last month of the former lease’s term, for leases signed during the reporting period. If free rent, discounts, or premiums are in the lease terms, then the first full rent value is used. The straight-line basis rental changes are calculated as the difference, weighted by square feet, of the average rent over the life of the new lease and the average rent over the life of the former lease, for leases signed during the reporting period. Rent amounts exclude amortization of market rent intangibles for acquired leases, hold over rent, and base stop amounts. These calculations exclude leases with terms of less than 12 months and leases for first generation space on properties acquired or developed by EastGroup.

FFO and PNOI are supplemental industry reporting measurements used to evaluate the performance of the Company’s investments in real estate assets and its operating results. The Company believes that the exclusion of depreciation and amortization in the industry’s calculations of PNOI and FFO provides supplemental indicators of the properties’ performance since real estate values have historically risen or fallen with market conditions.  PNOI and FFO as calculated by the Company may not be comparable to similarly titled but differently calculated measures for other REITs.  Investors should be aware that items excluded from or added back to FFO are significant components in understanding and assessing the Company’s financial performance.

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”) is also used by the Company’s management as a key performance measure. EBITDAre is computed in accordance with standards established by Nareit and defined as Net Income, adjusted for gains and losses from sales of real estate investments, non-operating real estate and other assets incidental to the Company’s business, interest expense, income tax expense, depreciation and amortization. EBITDAre is a non-GAAP financial measure used by the Company’s management to measure the Company’s operating performance and its ability to meet interest payment obligations and pay quarterly stock dividends on an unleveraged basis.

Debt-to-EBITDAre ratio is a non-GAAP financial measure calculated by dividing the Company’s debt by its EBITDAre, and is used by the Company’s management in analyzing the financial condition and operating performance of the Company relative to its leverage.

The Company’s interest and fixed charge coverage ratio is a non-GAAP financial measure calculated by dividing the Company’s EBITDAre by its interest expense. The Company believes this ratio is useful to investors because it provides a basis for analysis of the Company’s leverage, operating performance and its ability to service the interest payments due on its debt.

CONFERENCE CALL

EastGroup will host a conference call and webcast to discuss the results of its second quarter, review the Company’s current operations, and present its earnings outlook for 2026 on Thursday, July 23, 2026, at 10:00 a.m. Eastern
400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601.354.3555 | www.eastgroup.net

Time.  A live broadcast of the conference call is available by dialing 1-800-836-8184 (conference ID EastGroup) or by webcast through a link on the Company’s website at www.eastgroup.net.  If you are unable to listen to the live conference call, a telephone and webcast replay will be available on Thursday, July 23, 2026.  The telephone replay will be available through Thursday, July 30, 2026, and can be accessed by dialing 1-888-660-6345 (access code 27874#). The webcast replay can be accessed through a link on the Company’s website at www.eastgroup.net.

SUPPLEMENTAL INFORMATION

Supplemental financial information is available under Quarterly Results in the Investor Relations section of the Company’s website at www.eastgroup.net.

COMPANY INFORMATION

EastGroup Properties, Inc. (NYSE: EGP), a member of the S&P Mid-Cap 400 and Russell 2000 Indexes, is a self-administered equity real estate investment trust focused on the development, acquisition and operation of industrial properties in high-growth markets throughout the United States with an emphasis in the states of Texas, Florida, California, Arizona and North Carolina.  The Company’s goal is to maximize shareholder value by being a leading provider in its markets of functional, flexible and quality business distribution space for location sensitive customers (primarily in the 20,000 to 100,000 square foot range).  The Company’s strategy for growth is based on ownership of premier distribution facilities generally clustered near major transportation features in supply-constrained submarkets.  The Company’s portfolio, including development projects and value-add acquisitions in lease-up and under construction, currently includes approximately 65.8 million square feet.  EastGroup Properties, Inc. press releases are available at www.eastgroup.net.

The Company announces information about the Company and its business to investors and the public using the Company's website (eastgroup.net), including the investor relations website (investor.eastgroup.net), filings with the Securities and Exchange Commission, press releases, public conference calls, and webcasts. The Company also uses social media to communicate with its investors and the public. While not all the information that the Company posts to the Company's website or on the Company's social media channels is of a material nature, some information could be deemed to be material. Therefore, the Company encourages investors, the media, and others interested in the Company to review the information that it posts on the social media channels, including Facebook (facebook.com/eastgroupproperties), LinkedIn (linkedin.com/company/eastgroup-properties-inc), and X (X.com/eastgroupprop). The list of social media channels that the Company uses may be updated on its investor relations website from time to time. The information contained on, or that may be accessed through, our website or any of our social media channels is not incorporated by reference into, and is not a part of, this document.

FORWARD-LOOKING STATEMENTS

The statements and certain other information contained in this press release, which can be identified by the use of forward-looking terminology such as “may,” “will,” “seek,” “expects,” “anticipates,” “believes,” “targets,” “intends,” “should,” “estimates,” “could,” “continue,” “assume,” “projects,” “goals,” “plans” or variations of such words and similar expressions or the negative of such words, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These forward-looking statements reflect the Company’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the Company and on assumptions it has made. For instance, the amount, timing and frequency of future dividends is subject to authorization by the Company’s Board of Directors and will be based upon a variety of factors. Although the Company believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that such plans, intentions, expectations or strategies will be attained or achieved. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to:

•international, national, regional and local economic conditions and conflicts;
400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601.354.3555 | www.eastgroup.net

•the competitive environment in which the Company operates;
•fluctuations of occupancy or rental rates;
•potential defaults (including bankruptcies or insolvency) on or non-renewal of leases by tenants, or our ability to lease space at current or anticipated rents, particularly in light of the ongoing uncertainty around interest rates, tariffs and general economic conditions;
•disruption in supply and delivery chains;
•increased construction and development costs, including as a result of tariffs or the recent inflationary environment;
•acquisition and development risks, including failure of such acquisitions and development projects to perform in accordance with our projections or to materialize at all;
•potential changes in the law or governmental regulations and interpretations of those laws and regulations, including changes in real estate laws, real estate investment trust (“REIT”) or corporate income tax laws, potential changes in zoning laws, or increases in real property tax rates, and any related increased cost of compliance;
•our ability to maintain our qualification as a REIT;
•natural disasters such as fires, floods, tornadoes, hurricanes, earthquakes or other extreme weather events, which may or may not be directly caused by longer-term shifts in climate patterns, could destroy buildings and damage regional economies;
•the availability of financing and capital, increases in or long-term elevated interest rates, and our ability to raise equity capital on attractive terms;
•financing risks, including the risks that our cash flows from operations may be insufficient to meet required payments of principal and interest, and we may be unable to refinance our existing debt upon maturity or obtain new financing on attractive terms or at all;
•our ability to retain our credit agency ratings;
•our ability to comply with applicable financial covenants;
•credit risk in the event of non-performance by the counterparties to our interest rate swaps;
•how and when pending forward equity sales may settle;
•lack of or insufficient amounts of insurance;
•litigation, including costs associated with prosecuting or defending claims and any adverse outcomes;
•our ability to attract and retain key personnel or lack of adequate succession planning;
•risks related to the failure, inadequacy or interruption of our data security systems and processes, including security breaches through cyber attacks;
•pandemics, epidemics or other public health emergencies, such as the coronavirus pandemic;
•potentially catastrophic events, such as acts of war, civil unrest and terrorism, including escalation or expansion of the war in the Middle East; and
•environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us.

All forward-looking statements should be read in light of the risks identified in Part I, Item 1A. Risk Factors within the Company’s most recent Annual Report on Form 10-K, as such factors may be updated from time to time in the Company’s periodic filings and current reports filed with the SEC.
The Company assumes no obligation to update publicly any forward-looking statements, including its Outlook for 2026, whether as a result of new information, future events or otherwise.

CONTACT

Investor@eastgroup.net
400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601.354.3555 | www.eastgroup.net

EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
REVENUES
Income from real estate operations	$193,292	177,256	383,526	349,900
Other revenue	39	30	61	1,835
	193,331	177,286	383,587	351,735
EXPENSES
Expenses from real estate operations	50,684	48,363	101,207	95,123
Depreciation and amortization	56,406	53,012	111,903	105,532
General and administrative	7,207	5,290	14,823	13,244
Indirect leasing costs	231	171	456	434
	114,528	106,836	228,389	214,333
OTHER INCOME (EXPENSE)
Interest expense	(8,990)	(7,690)	(18,069)	(15,715)
Gain on sales of real estate investments	5,189	—	30,074	—
Other income	521	553	2,944	1,063
NET INCOME	75,523	63,313	170,147	122,750
Net income attributable to noncontrolling interest in joint ventures	—	(14)	—	(28)
NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS	75,523	63,299	170,147	122,722
Other comprehensive income (loss) — Interest rate swaps	3,426	(4,136)	5,405	(11,063)
TOTAL COMPREHENSIVE INCOME	$78,949	59,163	175,552	111,659

BASIC PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Net income attributable to common stockholders	$1.41	1.21	3.18	2.35
Weighted average shares outstanding — Basic	53,672	52,508	53,562	52,237
DILUTED PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Net income attributable to common stockholders	$1.40	1.20	3.17	2.35
Weighted average shares outstanding — Diluted	53,783	52,579	53,665	52,304

EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025

NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS	$75,523	63,299	170,147	122,722
Depreciation and amortization	56,406	53,012	111,903	105,532
Company’s share of depreciation from unconsolidated investment	31	31	62	62
Depreciation and amortization attributable to noncontrolling interest	—	(1)	(1)	(2)
Gain on sales of real estate investments	(5,189)	—	(30,074)	—
FUNDS FROM OPERATIONS (“FFO”) ATTRIBUTABLE TO COMMON STOCKHOLDERS*	126,771	116,341	252,037	228,314
Gain on involuntary conversion and business interruption claims	—	—	(1,950)	(1,763)
FFO ATTRIBUTABLE TO COMMON STOCKHOLDERS, EXCLUDING GAIN ON INVOLUNTARY CONVERSION AND BUSINESS INTERRUPTION CLAIMS*	$126,771	116,341	250,087	226,551

NET INCOME	$75,523	63,313	170,147	122,750
Interest expense (1)	8,990	7,690	18,069	15,715
Depreciation and amortization	56,406	53,012	111,903	105,532
Company’s share of depreciation from unconsolidated investment	31	31	62	62
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (“EBITDA”)	140,950	124,046	300,181	244,059
Gain on sales of real estate investments	(5,189)	—	(30,074)	—
EBITDA FOR REAL ESTATE (“EBITDAre”)*	$135,761	124,046	270,107	244,059

Debt	$1,609,488	1,454,379	1,609,488	1,454,379
Debt-to-EBITDAre ratio*	3.0	2.9	3.0	3.0

EBITDAre*	$135,761	124,046	270,107	244,059
Interest expense (1)	8,990	7,690	18,069	15,715
Interest and fixed charge coverage ratio*	15.1	16.1	14.9	15.5

DILUTED PER COMMON SHARE DATA FOR EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Net income attributable to common stockholders	$1.40	1.20	3.17	2.35
FFO attributable to common stockholders*	$2.36	2.21	4.70	4.37
FFO attributable to common stockholders, excluding gain on involuntary conversion and business interruption claims*	$2.36	2.21	4.66	4.33
Weighted average shares outstanding for EPS and FFO purposes — Diluted	53,783	52,579	53,665	52,304

(1) Net of capitalized interest of $5,649 and $5,340 for the three months ended June 30, 2026 and 2025, respectively; and $11,572 and $10,500 for the six months ended June 30, 2026 and 2025, respectively.

*This is a non-GAAP financial measure. Please refer to Definitions.

EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES (Continued)
(IN THOUSANDS)
(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025

NET INCOME	$75,523	63,313	170,147	122,750
Gain on sales of real estate investments	(5,189)	—	(30,074)	—
Gain on involuntary conversion and business interruption claims	—	—	(1,950)	(1,763)
Interest income	(244)	(277)	(439)	(509)
Other	(39)	(30)	(61)	(72)
Indirect leasing costs	231	171	456	434
Depreciation and amortization	56,406	53,012	111,903	105,532
Company’s share of depreciation from unconsolidated investment	31	31	62	62
Interest expense (1)	8,990	7,690	18,069	15,715
General and administrative expense (2)	7,207	5,290	14,823	13,244
Noncontrolling interest in PNOI of consolidated joint ventures	—	(16)	—	(31)
PROPERTY NET OPERATING INCOME (“PNOI”)*	142,916	129,184	282,936	255,362
PNOI from 2025 and 2026 acquisitions	(2,965)	—	(5,623)	—
PNOI from 2025 and 2026 development and value-add properties	(6,138)	(2,577)	(10,625)	(4,361)
PNOI from 2025 and 2026 operating property dispositions	(5)	(676)	(363)	(1,406)
Other PNOI	222	455	417	713
SAME PNOI (Straight-Line Basis)*	134,030	126,386	266,742	250,308
Lease termination fee income from same properties	(52)	(193)	(95)	(732)
SAME PNOI, EXCLUDING INCOME FROM LEASE TERMINATIONS (Straight-Line Basis)*	133,978	126,193	266,647	249,576
Straight-line rent adjustments for same properties	(1,274)	(3,391)	(2,813)	(6,386)
Acquired leases — Market rent adjustment amortization for same properties	(1,323)	(1,520)	(2,692)	(3,087)
SAME PNOI, EXCLUDING INCOME FROM LEASE TERMINATIONS (Cash Basis)*	$131,381	121,282	261,142	240,103

(1) Net of capitalized interest of $5,649 and $5,340 for the three months ended June 30, 2026 and 2025, respectively; and $11,572 and $10,500 for the six months ended June 30, 2026 and 2025, respectively.

(2) Net of capitalized development costs of $1,785 and $1,717 for the three months ended June 30, 2026 and 2025, respectively; and $4,124 and $3,671 for the six months ended June 30, 2026 and 2025, respectively.

*This is a non-GAAP financial measure. Please refer to Definitions.